                                                                   EXHIBIT 10.25





                          AGREEMENT AND PLAN OF MERGER



                         BETWEEN CORNING INCORPORATED,



                           BIOSYM TECHNOLOGIES, INC.,



                           MOLECULAR SIMULATIONS INC.



                                      AND



                              MSI ACQUISITION INC.





                                August 15, 1995

                               TABLE OF CONTENTS


                                 ARTICLE I.
                             THE PLAN OF MERGER

1.1      Adoption of Plan of Merger
1.2      Terms of Merger; Conversion of Securities
1.3 Certificates Representing MSI Common Stock and MSI Convertible Stock
1.4      Fractional Shares

                                 ARTICLE II.
                                   CLOSING

                                ARTICLE III.
             CORNING AND BIOSYM'S REPRESENTATIONS AND WARRANTIES

3.1      Organization and Existence; Capitalization
3.2      Subsidiaries' Organization and Existence;
          Capitalization
3.3      Authority to Execute and Perform Agreement
3.4      Financial Statements
3.5      Absence of Certain Changes or Events
         (a)     Employee Relations
         (b)     Stock Options, Dividends, etc.
         (c)     Sale or Pledge of Assets; Incurring
                 of Indebtedness
         (d)     Employee Benefit Plans and Certain
                 Salaried Employees
         (e)     Change in Accounting Practice or Inventory
         (f)     Adverse Determinations
         (g)     Product Changes
         (h)     Agreements Concerning (a)-(g)
3.6      Tax Matters
         (a)     Filing of Returns
         (b)     Adjustments to Reported Tax
         (c)     Withholding
         (d)     No DISC, FSC or Possessions Corporation
         (e)     Tax Payments and Returns
         (f)     Tax Sharing Agreements
         (g)     Tax-Exempt Property
         (h)     Non-Deductible Compensation
         (i)     Liens

         (j)     Accounting Adjustments
         (k)     U.S. Real Property Holding Company
         (l)     Foreign Person
         (m)     Foreign Subsidiaries
         (n)     Tax Elections
3.7      Buildings and Equipment
3.8      Products
3.9      Contracts and Commitments
3.10     Employees; Employee Benefits
3.11     Permits, Licenses and Compliance with Laws
3.12     Government Investigations and Claims
3.13     Litigation and Claims
3.14     Environmental and Other Matters
3.15     Corporate Documents and Minute Books;
          Officers and Directors
3.16     Bank Accounts, Loans
3.17     Brokers
3.18     Adverse Change
3.19     Disclosure
3.20     Proprietary Rights
3.21     Non-Assignable Rights
3.22     Notes and Accounts Receivable
3.23     Investment Purposes

                                 ARTICLE IV.
                    MSI'S REPRESENTATIONS AND WARRANTIES

4.1      Organization and Existence; Capitalization
4.2      Subsidiaries' Organization and Existence;
          Capitalization
4.3      Authority to Execute and Perform Agreement
4.4      Financial Statements
4.5      Absence of Certain Changes or Events
         (a)     Employee Relations
         (b)     Stock Options, Dividends, etc.
         (c)     Sale or Pledge of Assets; Incurring
                  of Indebtedness
         (d)     Employee Benefit Plans and Certain
                  Salaried Employees
         (e)     Change in Accounting Practice or
                  Inventory
         (f)     Adverse Determinations
         (g)     Product Changes
         (h)     Agreements Concerning (a)-(g)
4.6      Tax Matters

         (a)     Filing of Returns
         (b)     Adjustments to Reported Tax
         (c)     Withholding
         (d)     No DISC, FSC or Possession Corporation
         (e)     Tax Payments and Returns
         (f)     Tax Sharing Agreements
         (g)     Tax-Exempt Property
         (h)     Non-Deductible Compensation
         (i)     Liens
         (j)     Accounting Adjustments
         (k)     U.S. Real Property Holding Company
         (l)     Foreign Person
         (m)     Foreign Subsidiaries
         (n)     Tax Elections
4.7      Equipment
4.8      Products
4.9      Contracts and Commitments
4.10     Employees; Employee Benefits
4.11     Permits, Licenses and Compliance with Laws
4.12     Government Investigations and Claims
4.13     Litigation and Claims
4.14     Environmental and Other Matters
4.15     Corporate Documents and Minute Books;
          Officers and Directors
4.16     Bank Accounts, Loans
4.17     Brokers
4.18     Adverse Change
4.19     Disclosure
4.20     Proprietary Rights
4.21     Non-Assignable Rights
4.22     Notes and Accounts Receivable
4.23     Continuity of Business
4.24     Investment Purposes

                                 ARTICLE V.
                             CERTAIN AGREEMENTS

5.1      Investigations and Operations of
          Business of Biosym and Subsidiaries
         (a)     Access to Financial Records
         (b)     Preservation of Business
         (c)     Operations in the Ordinary Course
5.2      Notifications of Breach
5.3      Third Party Consents
5.4      Maintenance of Assets

5.5      Payment of Certain Expenses
5.6      Cooperation; Satisfaction of Conditions
5.7      Certain Federal Income Tax Reporting
5.8      Contribution to Biosym Capital
5.9      Adjustment for Net Working Capital
5.10     Tax Indemnity
5.11     ERISA Indemnity
5.12     Post Closing Audit
5.13     Further Assurances

                                 ARTICLE VI.
                            CONDITIONS OF MERGER

6.1      Conditions of Obligations of MSI
         (a)     Representations and Warranties of
                 Corning and Biosym to be True;
                 Performance by Corning and Biosym
         (b)     No Legal Proceedings
         (c)     Statutory Requirements and Biosym
                 Shareholder Approval
         (d)     Third Party Consents
         (e)     Opinion of Counsel for Biosym
         (f)     Resignations of Biosym Directors
         (g)     Share Certificates
         (h)     Shareholders Agreement
         (i)     Credit Facility
         (j)     Contribution of Debt
         (k)     Tax Opinion
         (l)     Certified Resolutions
6.2      Conditions of Obligations of Biosym
         (a)     Representations and Warranties of
                 MSI and MSI Acquisition to be True;
                 Performance by MSI and MSI Acquisition
         (b)     No Legal Proceedings
         (c)     Statutory Requirements and MSI
                 Shareholder Approval
         (d)     Third Party Consents
         (e)     Opinion of Counsel for MSI
         (f)     Tax Opinion
         (g)     Shareholders Agreement
         (h)     Share Certificates
         (i)     Certified Resolutions
         (j)     Restated Certificate of Incorporation

                                ARTICLE VII.
                   TERMINATION OF OBLIGATIONS AND WAIVERS
                     OF CONDITIONS; PAYMENT OF EXPENSES

7.1 Termination of Agreement and Abandonment of Merger
         (a)     Mutual Consent
         (b)     Expiration Date
         (c)     Unilateral
7.2      Effect of Termination
7.3      Payment of Expenses

                                ARTICLE VIII.
                                MISCELLANEOUS

8.1      Amendments
8.2      Further Instruments and Actions
8.3 Survival and Limitation of Representations and Warranties
8.4      Arbitration
8.5      Publicity
8.6      Governing Law
8.7      Notices
8.8      No Assignment
8.9      Headings
8.10     Counterparts
8.11     Waiver
8.12     Severability
8.13     Entire Agreement, Modification
          and Interpretation

                                  SCHEDULE III
                           BIOSYM DISCLOSURE SCHEDULE

                                  SCHEDULE IV
                            MSI DISCLOSURE SCHEDULE

                                   EXHIBIT A
                             CERTIFICATE OF MERGER

                                   EXHIBIT B
            RESTATED CERTIFICATE OF INCORPORATION OF MSI AND BYLAWS

                                   EXHIBIT C
                                MSI COMMON STOCK

                            [Intentionally Omitted]

                                   EXHIBIT D
                              NET WORKING CAPITAL

                                   EXHIBIT E
                                LETTER AGREEMENT

                                   EXHIBIT F
                           BIOSYM OPINION OF COUNSEL

                                   EXHIBIT G
                             SHAREHOLDERS AGREEMENT

                                   EXHIBIT H
                            REVOLVING LINE OF CREDIT

                                   EXHIBIT I
                             OPINION OF MSI COUNSEL

                          AGREEMENT AND PLAN OF MERGER



         THIS IS AN AGREEMENT AND PLAN OF MERGER ("Agreement") made as of this 15th day of August, 1995, by and between Corning Incorporated, a New York corporation ("Corning"), its wholly owned subsidiary, Biosym Technologies, Inc., a California corporation ("Biosym"), Molecular Simulations Inc., a Delaware corporation ("MSI") and its wholly-owned subsidiary, MSI Acquisition Inc. ("MSI Acquisition").

                                   RECITALS:

         WHEREAS, MSI desires to acquire all of the outstanding shares of capital stock of Biosym, in exchange for shares of common stock of MSI, par value $.001 per share and shares of non-voting convertible common stock of MSI more fully described below, pursuant to a plan of merger carried out in accordance with Section 368 of the Internal Revenue Code of 1986 upon the terms and conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual and independent promises, and subject to the various terms and conditions hereinafter set forth, Corning, Biosym, MSI and MSI Acquisition agree as follows:

                         ARTICLE I.  The Plan of Merger

         1.1 Adoption of Plan of Merger. MSI has taken all requisite corporate action to organize MSI Acquisition as a wholly-owned subsidiary prior to the Closing for the purpose of merging with Biosym. MSI shall take all requisite corporate action, including obtaining all required shareholder consents, if any, to cause MSI Acquisition to adopt and approve this Agreement as the Plan of Merger between MSI Acquisition and Biosym pursuant to the General Corporation Law of the State of Delaware ("Delaware Law"). Biosym shall take all requisite corporate action prior to the Closing Date as may be necessary to adopt and approve this Agreement as its Plan of Merger in accordance with the General Corporation Law of the State of California ("California Law"). On the Closing Date and subject to the satisfaction or waiver of the conditions of this Agreement, MSI Acquisition and Biosym shall cause a Certificate of Merger in the form set forth in Exhibit A ("Certificate of Merger") hereto pursuant to this Agreement and Delaware Law to be filed with the Secretary of the State of Delaware and an executed counterpart of such Certificate of Merger in the form set forth in Exhibit A hereto pursuant to this Agreement and California Law to be filed with the Secretary of the State of California. In accordance with California Law and Delaware Law, the Merger shall become effective upon the date and time stamped by the Secretary of State of the State of Delaware upon the Certificate of Merger.

         1.2     Terms of Merger; Conversion of Securities.

         (a) Pursuant to the merger (the "Merger") to be consummated as provided in this Agreement and the Certificate of Merger, Biosym shall be merged with and into MSI Acquisition at and as of the filing (as required by law) of the Certificate of Merger on the Closing Date (as defined below) and Biosym's separate existence shall thereupon cease and MSI Acquisition shall be the surviving corporation. At the Closing (as defined below), the effect of the Merger shall be as provided in the applicable provisions of California and Delaware Law and without limiting the generality of the foregoing and subject thereto, at the Closing, MSI Acquisition, as the surviving corporation in the Merger shall, as a consequence of the Merger, succeed to all of the property, rights, privileges, powers and franchised assets of Biosym and all debts, liabilities, obligations, restrictions, disabilities and duties of Biosym shall become the debts, liabilities, obligations, restrictions and disabilities and duties of MSI Acquisition, except as otherwise may be expressly provided in this Agreement.

         (b) As of the Closing, the Certificate of Incorporation and Bylaws of MSI shall be amended and restated as set forth in Exhibit B hereto.

         (c) Upon consummation of the Merger, all of the outstanding shares of Biosym common stock (1,000 shares) shall be canceled and converted into the right to receive 5,776,558 shares of common stock of MSI ("MSI Common Stock") together with 1,467,825 shares of non-voting convertible common stock, Class B, of MSI on which no cash dividend is payable ("MSI Convertible Stock") more fully described in the Certificate of Incorporation set forth in Exhibit B.

         (d) The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to be accounted for as a purchase, not a pooling of interests.

         1.3     Certificates Representing MSI Common Stock and MSI Convertible
Stock.

         (a) MSI shall deliver at the Closing (as defined herein) certificates representing the shares of MSI Common Stock and MSI Convertible Stock for which all of the outstanding shares of Biosym Common Stock are to be exchanged pursuant to this Agreement.

         (b) The MSI Common Stock and MSI Convertible Stock delivered to Biosym's sole shareholder, Corning, at the Closing will be issued as a private placement pursuant to Section 4.2 of the Securities Act of 1933, as amended (the "1933 Act"), and are therefore exempt from registration under the 1933 Act and the certificates representing such shares of stock delivered at the Closing will bear legends set forth below, reflecting that such shares are not issued in a transaction registered under the 1933 Act, and cannot be resold in the absence of registration under said Act or pursuant to an exemption thereto and such other legends as may be required pursuant to that certain Shareholders Agreement described in Section 6.1(h) below.

                 The securities represented by this certificate have not been registered under the 1993 Act, as amended and may not be sold or transferred in the absence of registration or an exemption therefrom under said Act.

         1.4 Fractional Shares. No certificates representing fractional shares will be issued by MSI on account of the Merger.

                              ARTICLE II.  Closing

         Subject to the terms and conditions of this Agreement and in particular of Article VI hereof, the closing of the transactions provided for in Article I hereof (the "Closing") shall take place at the offices of Testa, Hurwitz & Thibeault, Exchange Place, 53 State Street, Boston, Massachusetts 02109-2809 on August 15, 1995, or on such other date and at such other time and at such other place as shall be mutually agreed upon by Biosym and MSI (the time and date of the Closing are referred to herein as the "Closing Date").

       ARTICLE III.  Corning and Biosym's Representations and Warranties

         Except as disclosed in a document referring specifically to the representations and warranties in this Agreement which is delivered by Biosym to MSI prior to the execution of this Agreement (the "Biosym Disclosure Schedule") Corning and Biosym each severally hereby represents and warrants to MSI as follows:

         3.1     Organization and Existence; Capitalization.

         (a) Biosym is a corporation duly organized and validly existing under the laws of the State of California and has the full corporate power to carry on its business as it is now being conducted. Copies of the Restated Articles of Incorporation and the Amended and Restated Bylaws of Biosym have been delivered to MSI and as delivered are complete and correct as of the date hereof. Biosym is qualified to do business in each jurisdiction where the nature of such business or its assets or properties requires it to do so except where the failure to so qualify would not have a material adverse effect on its business, assets or properties taken as a whole.

         (b) The authorized capital stock and the number of shares issued and outstanding of all capital stock of Biosym as of the date hereof, is set forth on the Biosym Disclosure Schedule hereto and is held of record and beneficially by Corning free and clear of all liens, charges, restrictions, claims and encumbrances. All of the outstanding shares of capital stock of Biosym are validly issued, fully paid and non-assessable. There are no outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character to which Biosym is a party relating to the capital stock of Biosym.

         3.2 Subsidiaries' Organization and Existence; Capitalization. A "Subsidiary" shall mean any corporation, partnership or other entity (expressly excluding however any consortia organized by Biosym in the ordinary course of its business), wherever and however organized, in which Biosym owns directly or indirectly more than fifty percent (50%) of any of the voting stock, equity or beneficial interest, is a partner of, or otherwise controls the management of, by having the right or ability to designate a majority of the directors or members of the governing body thereof, whether by agreement or otherwise.

         (a) All Subsidiaries of Biosym are identified on the Biosym Disclosure Schedule and each is a corporation duly organized and validly existing under the laws of the country or state of its organization and has the full power to carry on its business as it is now being conducted. Copies of the Certificate or Articles of Incorporation and the Bylaws of each such Subsidiary, have been delivered to MSI and as delivered are complete and correct as of the date hereof. Each Subsidiary is qualified to do business in each jurisdiction where the nature of such business or its assets or properties requires it to do so, except where the failure to so qualify would not have a material adverse effect on Biosym's business, assets or properties taken as a whole.

         (b) All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable and there are no outstanding options, agreements, warrants, contracts, calls, commitments or demands of any character relating to the capital stock of such Subsidiary.

         (c) Except in connection with the Subsidiaries identified on the Biosym Disclosure Schedule, neither Biosym nor its Subsidiaries own directly or indirectly any voting stock, equity or beneficial interest in any third party and do not have the right or ability to designate directors or members of the governing body of any third party.

         3.3 Authority to Execute and Perform Agreement. Biosym and Corning each have the full legal right, power and authority to enter into, execute and deliver this Agreement and in the case of Corning the Shareholders Agreement described in Section 6.1(h) hereof and to perform fully their respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by Corning and Biosym and is the valid and binding obligation of each of them enforceable against Corning and Biosym in accordance with its terms assuming that this Agreement constitutes a valid and binding agreement of MSI, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. The Board of Directors of Corning and Biosym have approved this Agreement and the consummation of the transactions contemplated hereby and no other corporate proceedings are necessary to authorize this Agreement and the Shareholders Agreement or the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Corning and Biosym of the transactions contemplated hereby at the Closing will not:

         (a) conflict with or result in a breach or default of or constitute or result in a default under any of the terms, conditions or provisions of the Restated Articles of Incorporation, Amended and Restated Bylaws or any governing instruments of Corning or Biosym or of any Subsidiary;

         (b) require the further approval or consent of any federal, state, county, local court or other governmental or regulatory body or the approval or consent of any other person, and such other approvals or consents of any federal, state, county, local court or other governmental or regulatory body, the failure of which to make or obtain would materially adversely affect the ability of Corning or Biosym to consummate the Merger; or

         (c) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute a default (or an event which with notice or lapse of time or both constitute a default) under or a violation of, any statute, regulation, order, judgment or decree applicable to Corning, Biosym or any Subsidiary, or any material instrument, material contract or other material agreement to which Corning, Biosym or any Subsidiary is a party or to which Corning, Biosym or any Subsidiary is bound or subject.

         3.4     Financial Statements.

         (a) Biosym has delivered to MSI copies of the unaudited consolidated financial statements of Biosym and its Subsidiaries for the fiscal years ending December 31, 1993 and December 31, 1994, and for the period from January 1, 1995 to June 30, 1995, which statements include balance sheets and statements of income and cash flows (collectively the "Biosym Financial Statements"). The Biosym Financial Statements fairly present the financial position of Biosym and its Subsidiaries, the results of their operations and cash flows, in all material respects, all in conformity with U.S. generally accepted accounting principles ("GAAP"), consistently applied for the periods indicated thereon (except as may be indicated in the notes thereto) except that the balance sheet and statements of income and cash flow dated June 30, 1995 do not contain notes or year-end adjustments required by GAAP.

         (b) Biosym and its Subsidiaries had as of the date of the Biosym Financial Statements, no liabilities or obligations, secured or unsecured, including tax liabilities due or to become due, not disclosed in the Biosym Financial Statements or in the Biosym Disclosure Schedule attached hereto that would in accordance with GAAP be required to be disclosed in such Biosym Financial Statements.

         (c) As of the date of this Agreement, Biosym and its Subsidiaries have no actual or contingent liabilities or obligations secured or unsecured, including tax liabilities, and not disclosed to MSI in the Biosym Financial Statements, or in the Biosym Disclosure Schedule, except those liabilities incurred in the ordinary course of business consistent with past practices since June 30, 1995 or those which do not exceed $100,000 in the aggregate.

         3.5 Absence of Certain Changes or Events. Except as set forth on the Biosym Disclosure Schedule, since December 31, 1994, Biosym and its Subsidiaries have in all material respects conducted its business only in the ordinary course consistent with past business practices and there have not been any:

         (a) Employee Relations. Employee relations disputes, including without limitation threatened or actual employee claims;

         (b) Stock Options, Dividends, etc. (i) Changes in the authorized or issued capital stock of Biosym or any of its Subsidiaries, (ii) grant of any stock option or right to purchase shares of the authorized or issued capital stock of Biosym or any of its Subsidiaries, (iii) issuance of any security convertible into the capital stock of Biosym or any of its Subsidiaries, (iv) agreement by Biosym or any of its Subsidiaries to do any of the foregoing, or
(v) declaration or payment or promise to make payment of any dividend or other distribution with respect to the capital stock of Biosym or any of its Subsidiaries;

         (c) Sale or Pledge of Assets; Incurring of Indebtedness. (i) Sale, lease or transfer to third parties of any material assets reflected in the Biosym Financial Statements (other than the customer software licenses or sales of computer equipment to customers) having an original cost in excess of $10,000 for any single item and $50,000 in the aggregate, (ii) mortgage or pledge of any material properties or assets of Biosym or any of its Subsidiaries, (iii) indebtedness incurred, assumed or guaranteed by Biosym or any of its Subsidiaries that matures more than one year from the date such indebtedness was incurred or which obligates Biosym to more than $50,000 in the aggregate, (iv) notice of termination or termination by a third party or notice of termination or termination by Biosym or any of its Subsidiaries of any lease or contract, involving the payment or receipt by Biosym or any of its Subsidiaries of an amount in excess of $25,000 in any one instance or $50,000 in the aggregate, except notice of termination or termination of customer software licenses and software maintenance agreements in the ordinary course of business, or (v) entering into by Biosym or any of its Subsidiaries of a lease or other contract, other than customer agreements entered into in the ordinary course of business, which cannot be terminated unilaterally by Biosym without cost to Biosym or any of its Subsidiaries in excess of $25,000 in any one instance or $50,000 in the aggregate;

         (d) Employee Benefit Plans and Certain Salaried Employees. A material change in any employment contract, bonus, stock option, profit-sharing, pension, retirement, incentive or other similar arrangement of Biosym or any of its Subsidiaries as in effect on June 30, 1995 or any increase outside the ordinary course of business in the compensation payable or to become payable by Biosym or any of its Subsidiaries to any of its officers, employees or agents;

         (e) Change in Accounting Practice or Inventory. Material change in any accounting practice, capitalization of software development expenses or writedown or revaluation of any asset including computer software;

         (f) Adverse Determinations. Materially adverse determination in any litigation, action or proceeding before any court or governmental body (domestic or foreign) relating to Biosym or its Subsidiaries and their respective businesses, assets or properties;

         (g) Product Changes. Material changes in the type, nature, composition or quality of its products except in the ordinary course of business and consistent with prior practice or customary business practices prevailing in the industry generally; acceptance of orders in material amounts from any customer under conditions relating to price, terms of payment, time of delivery or like matters differing from the conditions regularly and usually specified in the ordinary course of business; or change in its selling, pricing, advertising or personnel practices, except in the ordinary course of business, consistent with prior practice or customary business practices prevailing in the industry generally;

         (h) Agreements Concerning (a)-(g). Any binding or enforceable agreement or obligation of Biosym or its Subsidiaries to make any of the changes or cause any events described in paragraphs (a) through (g) above.

         3.6     Tax Matters.

         (a) Filing of Returns. (i) All federal, state, local and foreign tax returns and tax reports required to be filed for Biosym and its Subsidiaries have been filed with the appropriate taxing authorities on a timely basis, subject to any extension of such due date, and all such returns and reports are true, correct and complete in all material respects relating to Biosym or its Subsidiaries, (ii) all federal, state, local and foreign taxes (including interest and penalties) that are currently due from or relating to Biosym, and any rebate due to Biosym or its Subsidiaries (including deferred taxes) in respect of all periods ending on or before the date hereof have been fully paid or are adequately provided for on the books and Biosym Financial Statements or are being contested in good faith by Biosym, (iii) Biosym and its Subsidiaries have not received any notice of any audit by the Internal Revenue Service or other taxing authority or notice that any issues have been raised by or are currently pending before the Internal Revenue Service or any other taxing authority whether or not in connection with any of the returns and reports referred to in clause (i) above, and (iv) Biosym and its Subsidiaries have not given nor been requested to give waivers or extensions of any statute of limitations relating to the payment of any taxes referred to in this paragraph;

         (b) Adjustments to Reported Tax. There are no material adjustments to the federal, state and local and foreign tax returns and tax reports applicable to Biosym or its Subsidiaries or any resulting deficiencies or penalties proposed with respect thereto by the Internal Revenue Service or any other taxing authority, and all deficiencies or penalties proposed by such taxing authorities applicable to Biosym and its Subsidiaries have been paid, reserved against as shown on the Biosym Financial Statements, or settled;

         (c) Withholding. All federal, state, local or foreign taxes and other charges, that Biosym or its Subsidiaries are or were required by law to withhold or to collect, have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority;

         (d) No DISC, FSC or Possessions Corporation. Biosym has no domestic international sales corporation within the meaning of Section 992 of the Internal Revenue Code of 1986 as amended (the "IRC") nor any Foreign Sales Corporation within the meaning of Section 922 of the IRC and is not an electing corporation within the meaning of Section 936 of the IRC (relating to the possessions tax credit);

         (e) Tax Payments and Returns. Biosym made available to MSI or its accountants, for years subsequent to December 31, 1992, true and complete copies of all Biosym's pro forma federal income and state and local (including the State of California) income tax work papers used to prepare Corning's consolidated tax returns, and all foreign, federal and state and local income tax returns filed separately by any Subsidiary;

         (f) Tax Sharing Agreements. There are no tax sharing agreements with respect to Biosym or its Subsidiaries concerning the payment of taxes;

         (g) Tax-Exempt Property. Neither Biosym nor its Subsidiaries has made an election for federal income tax purposes to treat any of their respective assets as tax-exempt bond financed property or tax-exempt use property within the meaning of the IRC or is contractually obligated to a third party to so treat the assets owned by that third party;

         (h) Non-Deductible Compensation. There is no contract, plan or agreement covering any employee or former employee of Biosym or its Subsidiaries that individually or in the aggregate would require Biosym or its Subsidiaries to make any payment that would not be deductible pursuant to the terms of Section 280G of the IRC;

         (i) Liens. There are no liens for taxes (other than for taxes not yet due and payable) upon the assets of Biosym or any of its Subsidiaries;

         (j) Accounting Adjustments. Neither Biosym nor any of its Subsidiaries has agreed to make, nor are they required to make, any adjustments to their accounting methods that would have a tax impact on Biosym or any of its Subsidiaries under Section 481 of the IRC or any similar state, local or foreign tax provisions.

         (k) U.S. Real Property Holding Company. Biosym is not, and has not been, a "United States real property holding company" within the meaning of
Section 897 of the IRC;

         (l) Foreign Person. Corning is not a "foreign person" as defined in Section 1445(f)(3) of the IRC;

         (m)     Foreign Subsidiaries.  None of Biosym's foreign Subsidiaries:
(i) is engaged in a United States trade or business for federal income tax purposes; (ii) is a passive foreign investment company within the meaning of the IRC; or (iii) has made an election, or is required, to treat any asset as owned by another person for tax purposes. None of the Biosym foreign

Subsidiaries has an investment in United States property within the meaning of
Section 956 of the IRC;

         (n) Tax Elections. Neither Biosym nor any of its Subsidiaries has filed a consent under Section 341(f) of the IRC (or any corresponding provision of state, local or foreign tax law) or agreed to have Section 341(f)(2) of the IRC (or any corresponding provision of state, local or foreign tax law) apply to it. Neither Corning, Biosym nor any of its Subsidiaries has made and will not make a deemed dividend election under Treasury Regulations Section 1.1502-32 or a consent dividend under Section 565 of the IRC. Corning has not made, and will not make, the election provided in Treasury Regulations Section 1.1502-20(g) with respect to Biosym.

         Notwithstanding any of the foregoing, no representation or warranty is made by Biosym or Corning with respect to the tax consequences that may result from the transactions contemplated by this Agreement.

         3.7 Buildings and Equipment. All of the material computer and other equipment owned or used by Biosym and its Subsidiaries are in usable operating condition, are, in view of their age and excluding normal wear and tear, not in need of maintenance other than normal scheduled maintenance, and are free from any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of Biosym's normal business operations. Neither Biosym nor any Subsidiary owns or has ever owned any buildings or other real property. All of the material leases for office space of Biosym or any Subsidiary are valid and in full force and effect.

         3.8 Products. The Biosym Disclosure Schedule sets forth a description of all computer software programs owned or licensed by Biosym or its Subsidiaries and licensed or intended to be licensed or sold to their customers.

         3.9 Contracts and Commitments. Set forth on the Biosym Disclosure Schedule hereto are complete and accurate lists as of the date hereof of the following:

         (a)     Distribution, dealer or sales representation agreements;

         (b) Supplier agreements or requirement contracts of Biosym or any Subsidiary not terminable without penalty on 30 days' notice which individually are in excess of $50,000;

         (c) Written consortia proposals (exclusive of consortia programs existing as of the date of this agreement and identified in the Biosym Disclosure Schedule) of Biosym or any Subsidiary which individually are in excess of $150,000 and any grant request or proposal for a research and development contract (including without limitation contracts for customized software development or research services) in excess of $100,000 each;

         (d) Purchase orders and purchase commitments of Biosym or any Subsidiary which individually are either (i) in excess of $50,000 or (ii) for which the total obligation is in excess of

$20,000 and which cannot be terminated without penalty by Biosym or its Subsidiaries on 90 days' notice;

         (e) Personal property leases and other rental, use or service arrangements of Biosym and its Subsidiaries which either (i) cannot be terminated without penalty by Biosym or its Subsidiaries on 30 days' notice, or
(ii) individually requires payment by Biosym or its Subsidiaries over its remaining life of more than $50,000 in the aggregate;

         (f) Real property leases and similar contracts and arrangements pursuant to which Biosym or any Subsidiary leases or rents any land, building, facility, service center or other interest in realty which either (i) cannot be terminated without penalty by Biosym or such Subsidiary on 30 days' notice or
(ii) individually requires payment by Biosym or its Subsidiaries over its remaining life of more than $50,000 in the aggregate;

         (g) All indemnity or guaranty arrangements, business acquisition agreements entered into after January 1, 1994, licensing agreements except as described in subsections (j) or (m) below, non-compete agreements (other than with existing or former employees), joint venture agreements, commission agreements, closing or other agreements with tax authorities or rulings obtained from tax authorities to which Biosym or any of its Subsidiaries are a party;

         (h) All agreements between Biosym or any Subsidiary or any officer or director of Biosym or its Subsidiaries on the one hand and Corning, its Subsidiaries, or any entity controlled by, controlling or under common control with Corning on the other, and all material transactions or obligations not otherwise described in this Agreement between Biosym or any Subsidiary on the one hand and Corning or any Corning Subsidiary on the other since December 31, 1994, including without limitation transfers of assets or rights, provision of services, assignment of personnel and sharing of facilities;

         (i) All other contracts, agreements, understandings, commitments, leases, mortgages, notes, bonds, loan or credit agreements, deeds of trust, indentures, security agreements or other instruments, whether written or oral (other than those specifically included by subsection (a) through (g) above and (j) through (n) below) and all amendments, consents, waivers, side letters and commitments related thereto, to which Biosym or any of its Subsidiaries is a party and which (i) if the total obligation is in excess of $20,000 cannot be terminated without penalty by Biosym or its Subsidiaries on 30 days' notice or
(ii) individually requires payment by Biosym or such Subsidiary over its remaining life of more than $50,000;

         (j) All material agreements concerning any right of first refusal, any invention assignment from non- employees or the disposition and/or use of any trade secrets, copyrights or other intellectual property;

         (k) All contracts, agreements or grants with any foreign, federal or state government or any agency or instrumentality thereof which individually require payment by or to Biosym or its Subsidiaries in excess of $50,000 or require the rendering of substantial and material services by Biosym or its Subsidiaries;

         (l) Any material agreement pursuant to which Biosym or its Subsidiaries agreed not to engage in any business or compete in any line of business in any geographic area or with any person;

         (m) Any material technology or software development agreement, arrangement or obligation, or any material technology or software cooperation or exchange agreement, arrangement or obligation including without limitation outstanding consortia agreements;

         (n) Any effective agreement (except this Agreement and those described herein) requiring the future disposition of any material portion of the business or assets of Biosym or its Subsidiaries or concerning the future acquisition of assets or shares of capital stock by Biosym or its Subsidiaries of any other person.

         Biosym has furnished to MSI samples of all of its material software development agreements, consortia agreements, computer software licenses, and software maintenance agreements. Items set forth pursuant to (a) through (n) above being hereinafter collectively referred to as the "Contracts". Except as otherwise set forth on the Biosym Disclosure Schedule, neither Biosym nor its Subsidiaries is aware of any condition or event which, after notice or lapse of time or both, would constitute a default by Biosym, its Subsidiaries or a third party, except as to matters which are immaterial to the performance of any such Contract.

         3.10 Employees; Employee Benefits. Set forth on the Biosym Disclosure Schedule hereto is a description of each material employee benefit or compensation plan, policy or arrangement, including without limitation, pension, retirement, deferred compensation, profit sharing, bonus or incentive, medical, dental, health insurance and life insurance, other insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits or other employee benefit plans of Biosym and each Subsidiary, under which employees of Biosym or any Subsidiary are eligible to participate or derive a benefit (collectively "Employee Plans" and individually "Employee Plan"), copies of all of which have previously been made available or furnished to MSI. Except as set forth in the Biosym Disclosure Schedule or as required by foreign law, neither Biosym nor any Subsidiary is a party to, bound by, nor does it maintain or make any contribution to any employment agreement, pension, retirement, deferred compensation, profit sharing, bonus or incentive plan, policy or arrangement, or any plan policy or arrangement providing for medical, dental or other health insurance, life insurance, other insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits or other employee benefit plan or program (whether or not legally binding), including, without limitation, any "employee benefit plan" (as defined under Section 3(3) of the federal Employee Retirement Income Security Act of 1974 ("ERISA"). Each Employee Plan complies in all material respects with applicable laws, including, without limitation, ERISA and the IRC where applicable. Each Employee Plan has been maintained materially in compliance with its terms, and all applicable ERISA and other material requirements as to the filing of reports, documents and notices with governmental agencies and the furnishing of documents to participants or beneficiaries have been satisfied. With respect to each applicable Employee Plan affecting U.S. employees, Biosym has furnished to MSI copies of the most recently filed Form 5500, a summary plan description, and the most recent Internal Revenue Service determination letters, if any, with respect to each such Employee Plan. As to each Employee Plan intended to qualify under IRC Section 401(a) or 403(a), (i) such Employee Plan is designed to qualify and the corresponding trust for each such Employee Plan is designed to qualify as a tax exempt trust under IRC Section 501(a), and
(ii) all contributions necessary to meet minimum funding requirements of IRC
Section 412 have been made or accrued. Neither Biosym nor any Subsidiary maintains or has ever maintained or contributed to any Employee Plan subject to Title IV of ERISA (relating to defined benefit pension plans). No "reportable event" as defined in ERISA Section 4043(b) has occurred or is continuing with respect to any Employee Plan which is subject to ERISA Section 4043(b) if any, and to the best of Corning's and Biosym's knowledge, no "prohibited transaction" as defined in IRC Section 4975 and ERISA Section 406 has occurred with respect to any Employee Plan. Neither Biosym nor any Subsidiary has ever contributed to any "multiemployer plan" as defined in ERISA Section 3(37). All contributions and payments accrued under each Employee Plan, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, to the extent they will not be discharged and paid on or prior to the Closing Date, are set forth in the Biosym Financial Statements. Except as disclosed in writing to MSI prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by Biosym or any subsidiary relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of expense incurred in 1994. No tax under
Section 4980B of the IRC (which imposes penalties for failure to continue coverage of group health plans) has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the IRC. With respect to the employees and former employees of Biosym and any subsidiary, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the IRC or as required by foreign law.

         3.11 Permits, Licenses and Compliance with Laws. All material permits, licenses and approvals from federal, state, local and foreign governmental and regulatory bodies held by Biosym and its Subsidiaries (collectively the "Permits"), are valid and in force and sufficient for all business presently conducted by Biosym and its Subsidiaries. Biosym and each of its Subsidiaries is, and has been, in substantial compliance with all foreign, federal, state and local laws, ordinances, codes, regulations, orders, requirements, standards and procedures which are applicable to its business, including without limitation all export control regulations. None of Biosym, any Subsidiary or to Corning's or Biosym's knowledge any director, officer, employee, agent or other person acting on behalf of Biosym or a Subsidiary has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. None of Biosym, any Subsidiary or to Biosym's knowledge any director, officer, employee, or agent, or other person acting on behalf of Biosym or a Subsidiary has received any unlawful contributions, payments, gifts or expenditures.

         3.12 Government Investigations and Claims. Except as may be otherwise set forth on Biosym Disclosure Schedule, neither Biosym nor any Subsidiary, nor any officer, director, agent or managing agent of Biosym or its Subsidiaries, has been convicted of, charged with or, to the knowledge of Biosym, investigated for any violation of federal or state law related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances, or has been excluded or suspended from participation in any federal or state government contracting program or has been subject to any order or consent decree of, or criminal or civil fine or penalty imposed by, any court or governmental agency relating to Biosym, or its Subsidiaries, or their businesses and no state of facts exists or has existed which would constitute valid grounds for the assertion of a claim against Biosym or a Subsidiary by any governmental authority, or agency including without limitation claims for defective pricing, cost accounting standards noncompliance, unallowable costs or fraud. Biosym and each Subsidiary are in compliance with all requirements of its classified government contracts, if any.

         3.13    Litigation and Claims.  Set forth on Biosym Disclosure
Schedule is a list and description of (i) every material claim, judicial complaint, suit, action and judicial, regulatory, arbitral or governmental action, proceeding or investigation pending, or to the knowledge of Biosym or any Subsidiary, threatened against or by Biosym or its Subsidiaries, or any of their respective officers, directors, agents acting on behalf of Biosym, or managing agents in relation to Biosym or such Subsidiaries, as the case may be,
(ii) each such material claim, judicial complaint, suit, action, proceeding or governmental investigation or administrative matter settled, adjudicated or otherwise disposed of after January 1, 1994, and (iii) any claim that Biosym, its business or any of its products infringes, violates or breaches any patent, trade secret, copyright or intellectual property right of a third party or any agreement to which Biosym is a party. Neither Biosym nor any of its Subsidiaries is aware of any basis for any material claim against Biosym or any Subsidiary, whether or not such a claim has been asserted including without limitation any claims resulting from the sale of products or services other than customary and normal returns of product in the ordinary course of business.

         3.14 Environmental and Other Matters. Biosym and its Subsidiaries, are not, nor is any facility owned or leased by Biosym, or its Subsidiaries, operated by Biosym or to the knowledge of Biosym by any other party, in violation of any foreign, federal, state or local law, ordinance or regulation relating to environmental conditions on, under or about any such facility, or any other real property owned or leased for use by Biosym or its Subsidiaries including without limitation, soil, ground and water or working conditions. From the time in which Biosym or any Subsidiary, first occupied each such facility, neither Biosym nor any Subsidiary, nor to the knowledge of Biosym any third party has used, generated, stored or disposed of, on or under or, about such facility or transported to or from such facility any hazardous waste, toxic substances or similar materials ("Hazardous Materials") except for immaterial amounts of commercially available printing and office supplies or as components of computer equipment and monitors manufactured by third parties transported, owned, possessed, used and disposed of in accordance with law to the best of Biosym's knowledge. For purposes of this Agreement, the term "Hazardous Materials" shall be deemed to include, without limitation, substances referred to as "hazardous substances", "hazardous materials", "hazardous waste", "toxic substances" or such similar or comparable definitions in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, or in equivalent foreign, state or local legislation. There are no violations or claims of any violations by Biosym or any Subsidiary under any foreign, federal or state laws or regulations affecting employees or working conditions including, without limitation, the Occupational Safety and Health Act and the regulations thereunder.

         3.15 Corporate Documents and Minute Books; Officers and Directors. All minute books and minutes of Corporate proceedings, Stock Transfer Registers, Articles or Certificates of Incorporation and Bylaws of Biosym and its Subsidiaries have been delivered to MSI for inspection and are correct and complete and accurately reflect all actions and proceedings of the Shareholders and Board of Directors of Biosym and its Subsidiaries to date including any committees of the Board of Directors.

         3.16 Bank Accounts, Loans. The Biosym Disclosure Schedule sets forth a list of all bank accounts, lock boxes and other depositories, open letters of credit, loans to or credit facilities in favor of Biosym and its Subsidiaries identifying bank, branch and account number, as well as the authorized signatories thereto, all authorized signatures for loans or other credit facilities and the amount of any outstanding balance under any letter of credit, loan or credit facility.

         3.17 Brokers. Negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Biosym and Corning without assistance of any broker or finder and no brokerage or finders' commission or fee is payable by Biosym or Corning to any other party on account of this Agreement or the transaction contemplated hereby.

         3.18 Adverse Change. Since May 31, 1995, neither Biosym, nor any of its Subsidiaries, has suffered any material adverse changes in its financial conditions, assets, liabilities or business except changes in the ordinary course of business, nor any damage, destruction or loss, whether or not covered by insurance of any material portion of the assets reflected in the Biosym Financial Statements.

         3.19 Disclosure. No representation or warranty by Biosym nor any written statement or certificate furnished to MSI pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading.

         3.20 Proprietary Rights. In order to conduct its business as it is presently being conducted, after due inquiry: (a) Biosym does not lack nor does it require any right under any patent, patent application, trademark, service mark, trademark or service mark registration, trade name, license, copyright, intellectual property or trade secret license, assignment or royalty agreement which it does not have or which has not been otherwise disclosed in the Biosym Disclosure Schedule; (b) Biosym, to its knowledge, is not infringing upon the rights of others with respect to any such matters and is not aware of any threatened claim or litigation alleging such infringement. Biosym has not raised any claim and has no knowledge that any party is infringing or otherwise using without Biosym's consent and agreement any patent, patent application, copyright, trademark, service mark or intellectual property or trade secret of Biosym which it can protect.

         3.21 Non-Assignable Rights. Except as set forth on the Biosym Disclosure Schedule, neither the execution, delivery or performance of this Agreement by Biosym nor the consummation of the transactions contemplated hereby will require the affirmative consent or approval of any third party.

         3.22 Notes and Accounts Receivable. The notes and accounts receivable of Biosym reflected on the Biosym Financial Statements are stated in a manner consistent with Biosym's prior practices and except as otherwise noted therein have arisen only from bona fide transactions in the ordinary course of business. The notes and accounts receivable of Biosym which have arisen since May 31, 1995 are considered collectible consistently with Biosym's prior practices, except to the extent of the reserves for such accounts receivable taken by Biosym in a manner consistent with prior practice, and all such accounts receivable have arisen only from bona fide transactions in the ordinary course of business.

         3.23 Investment Purposes. Corning is acquiring the MSI Common Stock and MSI Convertible Stock for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"). Corning understands that the MSI Common Stock and MSI Convertible Stock have not been registered under the 1933 Act by reason of a specific exemption therefrom.

               ARTICLE IV.  MSI's Representations and Warranties

         Except as disclosed in a document referring specifically to the representations and warranties in this Agreement which is delivered by MSI to Biosym and Corning prior to the execution of this Agreement (the "MSI Disclosure Schedule"), MSI and MSI Acquisition hereby severally represent and warrant to Biosym and Corning as follows:

         4.1     Organization and Existence; Capitalization.

         (a) MSI is a corporation duly organized and validly existing under the laws of the State of Delaware and has the full corporate power to carry on its business as it is now being conducted. Copies of the Certificate of Incorporation and the Bylaws of MSI have been delivered to Biosym and as delivered are complete and correct as of the date hereof. MSI is qualified to do business in each jurisdiction where the nature of such business or its assets or properties requires it to do so except where the failure to so qualify would not have a material adverse effect on its business, assets or properties taken as a whole.

         (b) The authorized capital stock and the number of shares issued and outstanding of each class of capital stock of MSI as of the date hereof, together with the holders thereof, is set forth on the MSI Disclosures Schedule hereto and is held of record and to the best of MSI's knowledge beneficially by the shareholders of MSI identified in the MSI Disclosure Schedule free and clear of all liens, charges, restrictions, claims and encumbrances. All of the outstanding shares of capital stock of MSI are validly issued, fully paid and non-assessable. Except as set forth on the MSI Disclosure Schedule, , there are no outstanding options, warrants, agreements, contracts, calls, commitments or demands of any character to which MSI is a party relating to the capital stock of MSI that either:

         (i) obligates MSI to (A) issue, redeem, sell or purchase any capital stock in MSI or any other security of MSI, or (B) share the profits, revenues or income of MSI, or

         (ii) restricts the transfer of, or otherwise relates to transactions in, the capital stock of MSI that would in any way affect the Merger or the transactions contemplated by this Agreement.

         4.2 Subsidiaries' Organization and Existence; Capitalization. A "Subsidiary" shall mean any corporation, partnership or other entity hereof, wherever and however organized, in which MSI owns directly or indirectly more than fifty percent (50%) of the voting stock, equity or beneficial interest, is a partner of, or otherwise controls the management of, by having the right or ability to designate a majority of the directors or members of the governing body thereof, whether by agreement or otherwise.

         (a) All Subsidiaries of MSI are identified on the MSI Disclosure Schedule and each Subsidiary is a corporation or a partnership duly organized and validly existing under the laws of the country or state of its organization and has the full power to carry on its business as it is now being conducted. Copies of the Certificate or Articles of Incorporation and the Bylaws or of the partnership agreement of each such Subsidiary, have been delivered to Biosym and as delivered are complete and correct as of the date hereof. Each Subsidiary is qualified to do business in each jurisdiction where the nature of such business or its assets or properties requires it to do so, except where the failure to so qualify would not have a material adverse effect on MSI's business, assets or properties taken as a whole.

         (b) All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable. There are no outstanding options, agreements, warrants, contracts, calls, commitments or demands of any character relating to the capital stock of such Subsidiary.

         (c) Except in connection with the Subsidiaries identified on the MSI Disclosure Schedule, and in the case of TEIJIN Molecular Simulations Incorporated ("TMSI") in which MSI holds fifty percent (50%) of the voting equity or shares, neither MSI nor its Subsidiaries own directly or indirectly any voting stock or equity or beneficial interest in any third party and do not have the right or ability to designate directors or members of the governing body of any third party.

         4.3 Authority to Execute and Perform Agreement. Subject only to approval by MSI shareholders, a true and correct list of which is set forth on the MSI Disclosure Schedule (the "MSI Shareholders"), MSI and MSI Acquisition have the full legal right, power and authority to enter into, execute and deliver this Agreement and in the case of MSI the Shareholders Agreement described in Article VI below and to perform fully their respective obligations hereunder and thereunder. This Agreement has been duly executed and delivered by MSI and MSI Acquisition and is the valid and binding obligation of each of them enforceable against MSI and MSI Acquisition in accordance with its terms assuming that this Agreement constitutes a valid and binding agreement of Biosym and Corning, except as enforcement may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought. The Boards of Directors of MSI and MSI Acquisition have approved this Agreement and the consummation of the transactions contemplated hereby and apart from approval by MSI Shareholders, no other corporate proceedings are necessary to authorize this Agreement and the Shareholders Agreement or the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by MSI or MSI Acquisition of the transactions contemplated hereby at the Closing will not:

         (a) conflict with or result in a breach or default of or constitute or result in a default under any of the terms, conditions or provisions of the Certificate of Incorporation, Bylaws or any governing instruments of MSI or of any Subsidiary or to the best of MSI's knowledge, TMSI;

         (b) require the further approval or consent of any federal, state, county, local court or other governmental or regulatory body or the approval or consent of any other person, and such other approvals or consents of any federal, state, county, local court or other governmental or regulatory body, the failure of which to make or obtain would materially adversely affect the ability of MSI or MSI Acquisition to consummate the Merger; or

         (c) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute a default (or an event which with notice or lapse of time or both constitute a default) under or a violation of, any statute, regulation, order, judgment or decree applicable to MSI or any Subsidiary, or any material instrument, material contract or other material agreement to which MSI or any Subsidiary or to the best of MSI's knowledge, TMSI is a party or to which MSI or any Subsidiary or to the best of MSI knowledge, TMSI is bound or subject.

         4.4     Financial Statements.

         (a) MSI has delivered to Biosym copies of the financial statements of MSI for the fiscal years ended December 31, 1993 and December 31, 1994, audited by the accounting firm of Arthur Andersen and which statements include balance sheets and statements of income, shareholders equity and cash flows and footnotes thereto, and an unaudited balance sheet and statements of income and cash flows for the period from January 1, 1995 to June 30, 1995 (collectively the "MSI Financial Statements"). Except as set forth in the MSI Financial Statements as of the dates and for the respective periods they represent the MSI Financial Statements fairly present the financial position of MSI and its Subsidiaries and the results of their operations and their cash flows in all material respects, all in conformity with GAAP, consistently applied for the periods indicated thereon (except as may be indicated in the notes thereto) except that the balance sheet and statements of income and cash flow dated June 30, 1995 do not contain notes or year end adjustments required by GAAP.

         (b) MSI and its Subsidiaries had as of the date of the MSI Financial Statements, no liabilities or obligations, secured or unsecured, including tax liabilities due or to become due, not disclosed in the MSI Financial Statements or the MSI Disclosure Schedule attached hereto that would in accordance with GAAP be required to be disclosed in such Financial Statements.

         (c) As of the date of this Agreement, MSI and its Subsidiaries have no actual or contingent liabilities or obligations secured or unsecured, including tax liabilities not disclosed to Corning and Biosym in the MSI Financial Statements, or the MSI Disclosure Schedule, except those liabilities incurred in the ordinary course of business consistent with past practices since June 30, 1995 or which do not exceed $100,000 in the aggregate.

         (d) MSI has delivered to Biosym copies of the unaudited financial statements of TMSI for the fiscal year ended March 31, 1995, which statements include a balance sheet as of such date and a statement of income for the twelve (12) month period then ended (collectively, the "TMSI Financial Statements"). To the best of MSI's knowledge, the TMSI Financial Statements fairly present in all material respects the financial position of TMSI as of such date and the results of its operations for the twelve (12) month period then ended. To the best of MSI's knowledge, TMSI has no actual or contingent liabilities or obligations secured or unsecured, including tax liabilities, not disclosed to Corning and Biosym in the TMSI Financial Statements or the MSI Disclosure Schedule, except those liabilities incurred in the ordinary course of business consistent with past practices since March 31, 1995 or which do not exceed $100,000 in the aggregate.

         4.5 Absence of Certain Changes or Events. Except as set forth on the MSI Disclosure Schedule, since December 31, 1994, MSI and its Subsidiaries and to the best of MSI's knowledge, TMSI have in all material respects conducted its business only in the ordinary course consistent with past business practices and there have not been any:

         (a) Employee Relations. Employee relations disputes, including without limitation threatened or actual employee claims;

         (b) Stock Options, Dividends, etc. (i) Change in the authorized or issued capital stock of MSI or its Subsidiaries or TMSI, (ii) grant of any stock option or right to purchase shares of the authorized or issued capital stock of MSI or any of its Subsidiaries or TMSI, (iii) issuance of any security convertible into the capital stock of MSI or any of its Subsidiaries or TMSI,
(iv) agreement by MSI or any of its Subsidiaries or TMSI to do any of the foregoing, or (v) declaration or payment or promise to make payment of any dividend or other distribution with respect to the capital stock of MSI or any of its Subsidiaries or TMSI;

         (c) Sale or Pledge of Assets; Incurring of Indebtedness. (i) Sale or lease or transfer to a third party of any assets of MSI reflected on the MSI Financial Statements or any of its Subsidiaries (other than the customer software licenses or sales of computer equipment to customers) having an original cost in excess of $10,000 for any single item and $50,000 in the aggregate, (ii) mortgage or pledge of any material properties or assets of MSI or any of its Subsidiaries or to the best of MSI's knowledge, TMSI, (iii) indebtedness incurred, assumed or guaranteed by MSI or any of its Subsidiaries or to the best of MSI's knowledge, TMSI that matures more than one year from the date such indebtedness was incurred or which obligates MSI to more than $50,000 in the aggregate, (iv) notice of termination or termination by a third party or notice of termination or termination by MSI or any of its Subsidiaries or to the best of MSI's knowledge, TMSI of any lease or contract, involving the payment or receipt by MSI or any of its Subsidiaries of an amount in excess of $25,000 in any one instance or $50,000 in the aggregate, except notice of termination or termination of customer software licenses and software maintenance agreements in the ordinary course of business, or (v) entering into by MSI or any of its Subsidiaries of a lease or other contract, other than customer agreements entered into in the ordinary course of business, which cannot be terminated unilaterally by MSI without cost to MSI or any of its Subsidiaries in excess of $25,000 in any one instance or $50,000 in the aggregate;

         (d) Employee Benefit Plans and Certain Salaried Employees. A material change in any employment contract, bonus, stock option, profit-sharing, pension, retirement, incentive or other similar arrangement of MSI or any of its Subsidiaries as in effect on June 30, 1995 or any increase outside the ordinary course of business in the compensation payable or to become payable by MSI or any of its Subsidiaries to any of its officers, employees or agents;

         (e) Change in Accounting Practice or Inventory. Material change in any accounting practice, capitalization of software development expenses or writedown or revaluation of any asset including computer software;

         (f) Adverse Determinations. Materially adverse determination in any litigation, action, proceeding before any court or governmental body (domestic or foreign) relating to MSI or its Subsidiaries or to the best of MSI's knowledge, TMSI and their respective businesses, assets or properties;

         (g) Product Changes. Material changes in the type, nature, composition or quality of its products except in the ordinary course of business and consistent with prior practice or customary business practices prevailing in the industry generally; acceptance of orders in material amounts from any customer under conditions relating to price, terms of payment, time of delivery or like matters differing from the conditions regularly and usually specified in the ordinary course of business; or change in its selling, pricing, advertising or personnel practices, except in the ordinary course of business, and consistent with prior practice or customary business practices prevailing in the industry generally;

         (h) Agreements Concerning (a)-(g). Any binding or enforceable agreement or obligation of MSI or its Subsidiaries or to the best of MSI's knowledge, TMSI (to the extent paragraphs (a) through (g) above are applicable to TMSI) to make any of the changes or cause any events described in paragraphs (a) through (g) above.

         4.6     Tax Matters.

         (a) Filing of Returns. (i) All federal, state, local and foreign tax returns and tax reports required to be filed for MSI or its Subsidiaries or to the best of MSI's knowledge, TMSI have been filed with the appropriate taxing authorities on a timely basis, subject to any extension of such due date, and to the best of MSI's knowledge, TMSI's returns and reports, all such returns and reports are true, correct and complete in all material respects,
(ii) all federal, state, local and foreign taxes (including interest and penalties) that are currently due from or relating to MSI and any rebate due to MSI or its Subsidiaries or to the best of MSI's knowledge, TMSI (including deferred taxes) in respect of all periods ending on or before the date hereof have been fully paid or are adequately provided for on the books and the MSI Financial Statements or are being contested in good faith by MSI, or TMSI as the case may be, (iii) MSI and its Subsidiaries or to the best of MSI's knowledge, TMSI have not received any notice of any audit by the Internal Revenue Service or other taxing authority or notice that any issues have been raised by or are currently pending before the Internal Revenue Service or any other taxing authority whether or not in connection with any of the returns and reports referred to in clause (i) above, and (iv) MSI and its Subsidiaries or to the best of MSI's knowledge, TMSI have not given nor been requested to give waivers or extensions of any statute of limitations relating to the payment of any taxes referred to in this paragraph;

         (b) Adjustments to Reported Tax. There are no material adjustments to the federal, state and local and foreign tax returns and tax reports of MSI or its Subsidiaries or to the best of MSI's knowledge, TMSI or any resulting deficiencies or penalties proposed with respect thereto by the Internal Revenue Service or any other taxing authority, and all deficiencies or penalties proposed by such taxing authorities have been paid, reserved against as shown on the MSI Financial Statements, or settled;

         (c) Withholding. All federal, state, local or foreign taxes and other charges, that MSI or its Subsidiaries are or were required by law to withhold or to collect, have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority;

         (d) No DISC, FSC or Possession Corporation. MSI has no domestic international sales corporation within the meaning of Section 992 of the Internal Revenue Code of 1986 as amended (the "IRC") nor any Foreign Sales Corporation within the meaning of Section 922 of the IRC and is not an electing corporation within the meaning of 936 of the IRC (relating to the possessions tax credit);

         (e) Tax Payments and Returns. MSI made available to Corning and Biosym or their accountants, true and complete copies of all MSI consolidated federal income and state and local (including the State of California) income tax returns and all foreign, federal and state and local income tax returns filed separately by any Subsidiary for years subsequent to December 31, 1992;

         (f) Tax Sharing Agreements. There are no tax sharing agreements with respect to MSI or its Subsidiaries and to the best of MSI's knowledge, TMSI concerning the payment of taxes;

         (g) Tax-Exempt Property. Neither MSI nor its Subsidiaries has made an election for federal income tax purposes to treat any of their respective assets as tax-exempt bond financial property or tax-exempt use property within the meaning of the IRC or is contractually obligated to a third party to so treat the assets owned by that third party;

         (h) Non-Deductible Compensation. There is no contract, plan or agreement covering any employee or former employee of MSI or its Subsidiaries that individually or in the aggregate would require MSI or its Subsidiaries to make any payment that would not be deductible pursuant to the terms of Section 280G of the IRC;

         (i) Liens. There are no liens for taxes (other than for taxes not yet due and payable) upon the assets of MSI or any of its Subsidiaries;

         (j) Accounting Adjustments. Neither MSI nor any of its Subsidiaries has agreed to make, nor are they required to make, any adjustments to their accounting methods that would have a tax impact on MSI or any of its Subsidiaries under Section 481 of the IRC or any similar state, local or foreign tax provisions;

         (k) U.S. Real Property Holding Company. MSI is not, and has not been, a "United States real property holding company" within the meaning of
Section 897 of the IRC;

         (l)     Foreign Person.  MSI is not a "foreign person" as defined in
Section 1445(f)(3) of the IRC;

         (m)     Foreign Subsidiaries.  None of MSI's foreign Subsidiaries:
(i) is engaged in a United States trade or business for federal income tax purposes; (ii) is a passive foreign investment company within the meaning of the IRC; or (iii) has made an election, or is required, to treat any asset as owned by another person for tax purposes. None of the MSI foreign Subsidiaries has an investment in United States property within the meaning of Section 956 of the IRC;

         (n) Tax Elections. Neither MSI nor any of its Subsidiaries has filed a consent under Section 341(f) of the IRC (or any corresponding provision of state, local or foreign tax law) or agreed to have Section 341(f)(2) of the IRC (or any corresponding provision of state, local or foreign tax law) apply to it. Neither MSI nor any of its Subsidiaries has made and will not make a deemed dividend election under Treasury Regulations Section 1.1502-32 or a consent dividend under Section 565 of the IRC.

         Notwithstanding any of the foregoing, no representation or warranty is made by MSI with respect to the tax consequences that may result from the transactions contemplated by this Agreement.

         4.7 Equipment. All of the material computer and other equipment owned or used by MSI or its Subsidiaries are in usable operating condition, and are, in view of their age and excluding normal wear and tear, not in need of maintenance other than normal scheduled maintenance, and are free from any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of MSI's normal business operations. Neither MSI nor any Subsidiary owns or has ever owned any buildings or other real property. All of the material leases for office space of MSI or any Subsidiary are valid and in full force and effect.

         4.8 Products. The MSI Disclosure Schedule sets forth a description of all computer software programs owned or licensed by MSI or its Subsidiaries and licensed or intended to be licensed or sold to their customers.

         4.9 Contracts and Commitments. Set forth on the MSI Disclosure Schedule hereto are complete and accurate lists as of the date hereof of the following:

         (a)     Distribution, dealer or sales representation agreements,

         (b) Supplier agreements or requirement contracts of MSI or any Subsidiary not terminable without penalty on 30 days' notice which individually are in excess of $50,000;

         (c) Written consortia proposals (exclusive of consortia programs existing as of the date of this Agreement and identified in the MSI Disclosure Schedule) of MSI or any Subsidiary which individually are in excess of $150,000 and any grant request or proposal for a research and development contract (including without limitation contracts for customized software development or research services) in excess of $100,000 each;

         (d) Purchase orders and purchase commitments of MSI or any Subsidiary which individually are either (i) in excess of $50,000 or (ii) for which the total obligation is in excess of $20,000 and which cannot be terminated without penalty by MSI or its Subsidiaries on 90 days' notice;

         (e) Personal property leases and other rental, use or service arrangements of MSI and its Subsidiaries which either (i) cannot be terminated without penalty by MSI or its Subsidiaries on 30 days' notice, or (ii) individually requires payment by MSI or its Subsidiaries over its remaining life of more than $50,000 in the aggregate;

         (f) Real property leases and similar contracts and arrangements pursuant to which MSI or any Subsidiary leases or rents any land, building, facility, service center or other interest in realty which either (i) cannot be terminated without penalty by MSI or such Subsidiary on 30 days' notice or (ii) individually requires payment by MSI or its Subsidiaries over its remaining life of more than $50,000 in the aggregate;

         (g) All indemnity or guaranty arrangements, business acquisition agreements entered into after January 1, 1994, licensing agreements except as described in subsection (j) or (m) below, non-compete agreements (other than with existing or former employees), joint venture agreements, commission agreements, closing or other agreements with tax authorities or rulings obtained from tax authorities to which MSI or any of its Subsidiaries or to the best of MSI's knowledge, TMSI are a party;

         (h) All agreements between MSI or any Subsidiary or to the best of MSI's knowledge, TMSI or any officer or director of MSI or its Subsidiaries on the one hand, and any MSI Shareholder, and to the best of MSI's knowledge, any Subsidiary of an MSI Shareholder or any entity controlling, controlled by or under common control of an MSI Shareholder on the other hand, and all material transactions or obligations not otherwise described in this Agreement between MSI or any Subsidiary on the one hand or any MSI Shareholder or any Subsidiary of an MSI Shareholder on the other since December 31, 1994, including without limitation transfers of assets or rights, provision of services, assignment of personnel and sharing of facilities;

         (i) All other contracts, agreements, understandings, commitments, leases, mortgages, notes, bonds, loan or credit agreements, deeds of trust, indentures, security agreements or other instruments, whether written or oral (other than those specifically included by subsection (a) through (g) above and (j) through (n) below) and all amendments, consents, waivers, side letters and commitments related thereto, to which MSI or any of its Subsidiaries is a party and which (i) if the total obligation is in excess of $20,000 cannot be terminated without penalty by MSI or its Subsidiaries on 30 days' notice or
(ii) individually requires payment by MSI or such Subsidiary over its remaining life of more than $50,000;

         (j) All material agreements concerning any right of first refusal, any invention assignment from non- employees or the disposition and/or use of any trade secrets, copyrights or other intellectual property;

         (k) All contracts, agreements or grants with any foreign, federal or state government or any agency or instrumentality thereof which require payment by or to MSI or its Subsidiaries in excess of $50,000 or require the rendering of substantial and material services by MSI or its Subsidiaries;

         (l) Any material agreement pursuant to which MSI or its Subsidiaries agreed not to engage in any business or compete in any line of business in any geographic area or with any person;

         (m) Any material technology or software development agreement, arrangement or obligation, or any material technology or software cooperation or exchange agreement, arrangement or obligation including without limitation outstanding consortia agreements;

         (n) Any effective agreement (except this Agreement and those described herein) requiring the future disposition of any material portion of the business or assets of MSI or its

Subsidiaries or to the best of MSI's knowledge, TMSI or concerning the future acquisition of assets or shares of capital stock by MSI or its Subsidiaries of any other person.

         MSI has furnished to Biosym samples of all its material software development agreements or consortia agreements, computer software licenses, software maintenance agreements. Items set forth pursuant to (a) through (n) above being hereinafter collectively referred to as the "Contracts". Except as otherwise set forth on the MSI Disclosure Schedule, neither MSI nor its Subsidiaries is aware of any condition or event which, after notice or lapse of time or both, would constitute a default by MSI, its Subsidiaries or any third party, except as to matters which are immaterial to the performance of any such Contract.

         4.10 Employees; Employee Benefits. Set forth on the MSI Disclosure Schedule hereto is a description of each material employee benefit or compensation plan, policy or arrangement, including without limitation, pension, retirement, deferred compensation, profit sharing, bonus or incentive, medical, dental, health insurance and life insurance, other insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplement unemployment benefits, vacation benefits, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, or other employee benefit plans of MSI and each Subsidiary, under which employees of MSI or any Subsidiary are eligible to participate or derive a benefit (collectively "Employee Plans" and individually "Employee Plan"), copies of all of which have previously been made available or furnished to Biosym. Except as set forth in the MSI Disclosure Schedule or as required by foreign law, neither MSI nor any Subsidiary is a party to, bound by, nor does it maintain or make any contribution to any employment agreement, pension, retirement, deferred compensation, profit sharing, bonus or incentive plan, policy or arrangement, or any plan, policy or arrangement providing for medical, dental or other health insurance, life insurance, other insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, or other employee benefit plan or program (whether or not legally binding), including, without limitation, any "employee benefit plan" (as defined under Section 3(3) of the federal Employee Retirement Income Security Act of 1974 ("ERISA"). Each Employee Plan complies in all material respects with applicable laws, including, without limitation, ERISA and the IRC where applicable. Each Employee Plan has been maintained in material compliance with its terms, and all applicable ERISA and other material requirements as to the filing of reports, documents and notices with governmental agencies and the furnishing of documents to participants or beneficiaries have been satisfied. With respect to each applicable Employee Plan affecting U.S. employees, MSI has furnished to Biosym and Corning copies of the most recently filed Form 5500, a summary plan description, and the most recent Internal Revenue Service determination letters, if any, with respect to such Employee Plan. As to each Employee Plan intended to qualify under IRC
Section 401(a) or 403(a), (i) such Employee Plan is designed to qualify and the corresponding trust for each such Employee Plan is designed to qualify as a tax exempt trust under IRC Section 501(a), and (ii) all contributions necessary to meet minimum funding requirements of IRC Section 412 have been made or accrued. Neither MSI nor any Subsidiary maintains or has ever maintained or contributed to any Employee Plan subject to

Title IV of ERISA (relating to defined benefit pension plans). No "reportable event" as defined in ERISA Section 4043(b) has occurred or is continuing with respect to any Employee Plan which is subject to ERISA Section 4043(b) if any, and to the best of MSI's knowledge no "prohibited transaction" as defined in IRC Section 4975 and ERISA Section 406 has occurred with respect to any Employee Plan. Neither MSI nor any Subsidiary has ever contributed to any "multiemployer plan" as defined in ERISA Section 3(37). All contributions and payments accrued under each Employee Plan, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, to the extent they will not e discharged and paid on or prior to the Closing Date, are set forth in the MSI Financial Statements. Except as disclosed in writing to Biosym prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by MSI or any subsidiary relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in 1994. No tax under Section 4980B of the IRC (which imposes penalties for failure to continue coverage of group health plans) has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the IRC. With respect to the employees and former employees of MSI and any subsidiary, there are no employee post-retirement medical or health plans in effect, except as required by
Section 4980B of the IRC or as required by law.

         4.11 Permits, Licenses and Compliance with Laws. All material permits, licenses and approvals from federal, state, local and foreign governmental and regulatory bodies held by MSI and its Subsidiaries (collectively the "Permits") are valid and in force and sufficient for all business presently conducted by MSI and its Subsidiaries. MSI and each of its Subsidiaries and to the best of MSI's knowledge, TMSI is, and has been, in substantial compliance with all foreign, federal, state and local laws, ordinances, codes, regulations, orders, requirements, standards and procedures which are applicable to its business, including without limitation all export control regulations. None of MSI, any Subsidiary or to MSI's knowledge any director, officer, employee or agent or other person acting on behalf of MSI or a Subsidiary and to the best of MSI's knowledge, TMSI has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. None of MSI, any Subsidiary or, to MSI's knowledge, any director, officer, employee, or agent, or other person acting on behalf of MSI or a Subsidiary has received any unlawful contributions, payments, gifts or expenditures.

         4.12 Government Investigations and Claims. Neither MSI nor any Subsidiary nor to the best of MSI's knowledge, TMSI, nor any officer, director, agent or managing agent of MSI or its Subsidiaries, has been convicted of, charged with or, to the knowledge of MSI, investigated for any violation of federal or state law related to fraud, theft, embezzlement, breach of fiduciary responsibility, financial misconduct, obstruction of an investigation or controlled substances, or has been excluded or suspended from participation in any federal or state government contracting program or has been subject to any order or consent decree of, or criminal or civil fine or penalty imposed by, any court or governmental agency relating to MSI, or its Subsidiaries, or their businesses. No state of facts exists or has existed which would constitute valid grounds for the assertion of a claim against MSI or a Subsidiary or to the best of MSI's knowledge, TMSI by any governmental authority, or agency including without limitation claims for defective pricing, cost accounting standards noncompliance, unallowable costs or fraud. MSI and each Subsidiary are in compliance with all requirements of its classified government contracts, if any.

         4.13    Litigation and Claims.  Set forth on the MSI Disclosure
Schedule is a list and description of (i) every material claim, judicial complaint, suit, action and judicial, regulatory, arbitral or governmental action, proceeding or investigation pending, or to the knowledge of MSI or any Subsidiary, threatened against or by MSI or its Subsidiaries, or any of their respective officers, directors, agents acting on behalf of MSI, or managing agents in relation to MSI or such Subsidiaries, as the case may be, (ii) each such material claim, judicial complaint, suit, action, proceeding or governmental investigation or administrative matter settled, adjudicated or otherwise disposed of after January 1, 1994, (iii) any claim that MSI, its business or any of its products infringes, violates or breaches any patent, trade secret, copyright or intellectual property right of a third party or any agreement to which MSI is a party. Neither MSI nor any of its Subsidiaries is aware of any basis for any material claim against MSI or any Subsidiary, whether or not such a claim has been asserted including without limitation any claims resulting from the sale of products or services other than customary and normal returns of product in the ordinary course of business.

         4.14 Environmental and Other Matters. MSI and its Subsidiaries, are not, nor is any facility owned or leased by MSI or its Subsidiaries, operated by MSI or to the knowledge of MSI by any other party, in violation of any foreign, federal, state or local law, ordinance or regulation relating to environmental conditions on, under or about any such facility, or any other real property owned or leased for use by MSI or its Subsidiaries including without limitation, soil, ground and water or working conditions. From the time in which MSI or any Subsidiary, first occupied each such facility, neither MSI nor any Subsidiary, nor to the knowledge of MSI any third party has used, generated, stored or disposed of, on or under or, about such facility or transported to or from such facility any Hazardous Materials, except for immaterial amounts of commercially available printing and office supplies or as components of computer equipment and monitors manufactured by third parties, transported, owned, possessed, used and disposed of in accordance with law to the best of MSI's knowledge. There are no violations or claims of any violations by MSI or any Subsidiary under any foreign, federal or state laws or regulations affecting employees or working conditions including, without limitation, the Occupational Safety and Health Act and the regulations thereunder.

         4.15 Corporate Documents and Minute Books; Officers and Directors. Copies of all minute books and minutes of Corporate proceedings, Stock Transfer Registers, Articles or Certificates of Incorporation and Bylaws of MSI and its Subsidiaries have been made available to Biosym for inspection and are correct and complete and accurately reflect all actions and proceedings of the MSI shareholders and Board of Directors of MSI and its Subsidiaries to date including any committees of the Board of Directors.

         4.16 Bank Accounts, Loans. The MSI Disclosure Schedule sets forth a list of all bank accounts, lock boxes and other depositories, open letters of credit, loans to or credit facilities in favor of MSI and its Subsidiaries identifying bank, branch and account number, as well as the authorized signatories thereto, all authorized signatures for loans or other credit facilities and the amount of any outstanding balance under any letter of credit, loan or credit facility.

         4.17 Brokers. Negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by MSI without assistance of any broker or finder and no brokerage or finders' commission or fee is payable by MSI to any other party on account of this Agreement or the transactions contemplated hereby.

         4.18 Adverse Change. Since December 31, 1994, neither MSI, nor any of its Subsidiaries nor to the best of MSI's knowledge, TMSI, has suffered any material adverse changes in its financial conditions, assets, liabilities or business except changes in the ordinary course of business, nor any damage, destruction or loss, whether or not covered by insurance of any material portion of the assets reflected in the MSI Financial Statements.

         4.19 Disclosure. No representation or warranty by MSI nor any written statement or certificate furnished to Corning or Biosym pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein and therein not misleading.

         4.20 Proprietary Rights. In order to conduct its business as it is presently being conducted, after due inquiry, (a) MSI does not lack nor does it require any right under any patent, patent application, trademark, service mark, trademark or service mark registration, trade name, license, copyright, intellectual property or trade secret license, assignment or royalty agreement which it does not have or which has not been otherwise disclosed in the MSI Disclosure Schedule, (b) MSI, to its knowledge, is not infringing upon the rights of others with respect to any such matters and is not aware of any threatened claim or litigation alleging such infringement. MSI has not raised any claim and has no knowledge that any party is infringing or otherwise using without MSI's consent and agreement any MSI patent, patent application, copyright, trademark, service mark or intellectual property or trade secret of MSI which it can protect.

         4.21 Non-Assignable Rights. Except as set forth on the MSI Disclosure Schedule, neither the execution, delivery or performance of this Agreement by MSI nor the consummation of the transactions contemplated hereby will require the affirmative consent or approval of any third party.

         4.22 Notes and Accounts Receivable. The notes and accounts receivable of MSI reflected on the MSI Financial Statements are stated in a manner consistent with MSI prior practices and except as otherwise noted therein have arisen only from bona fide transactions in the ordinary course of business. The notes and accounts receivable of MSI which have arisen since May 31, 1995 are considered collectible consistently with MSI prior practices, except to the extent of the reserves for such accounts receivable taken consistent with prior practice, and all such accounts receivable have arisen only from bona fide transactions in the ordinary course of business.

         4.23 Continuity of Business. It is the present intention of MSI, subsequent to the consummation of the Merger, to continue the general business that Biosym currently conducts as more fully provided in the Shareholders Agreement described in Section 6.1(h) below.

         4.24 Investment Purposes. MSI Acquisition is acquiring the Biosym common stock for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the 1933 Act. MSI Acquisition understands that the Biosym common stock have not been registered under the 1933 Act by reason of a specific exemption therefrom.

                         ARTICLE V.  Certain Agreements

         5.1 Investigations and Operations of Business of Biosym and Subsidiaries. Between the date of this Agreement and the Closing Date:

         (a) Access to Financial Records. Subject to the provisions of that confidentiality agreement dated February 27, 1995 between MSI, Corning and Biosym (the "Confidentiality Agreement"), from the date hereof until the Closing Date, Biosym shall give MSI, and MSI shall give Biosym and their respective representatives and agents appropriate access to books and records of their respective Subsidiaries and shall cause their officers and independent auditors to furnish each other appropriate financial and operations data, including access by the other party and the other party's accountants to their respective independent auditors' work papers for financial statements, with respect to their business and properties and that of their respective Subsidiaries as either party shall from time to time reasonably request of the other; provided, however, that any such investigation (i) shall be conducted upon reasonable prior notice at mutually agreed times and otherwise in such manner as not to interfere unreasonably with the operation of the business of a party or its Subsidiaries and (ii) shall not affect any of the representations and warranties made hereunder. In the event the Merger is not consummated, each party will return to the other and will cause its representatives to return, all documents, work papers and other material obtained from such party in connection with the transactions contemplated hereby and will hold such material and business information derived therefrom confidential unless and until such material or the information contained therein becomes part of the public domain or is obtained from other sources who are entitled to disclose such material or information without restriction in favor of the party which disclosed such material or information.

         (b) Preservation of Business. Biosym and MSI will use their best efforts to preserve intact their business organizations, to keep available the services of their present officers and employees and to preserve their present relationships with persons having significant business relations with them.

         (c) Operations in the Ordinary Course. Except as expressly provided otherwise herein, Biosym and MSI and their respective Subsidiaries shall operate their businesses only in the ordinary course and, by way of amplification and not limitation, each of them shall not, except as may be expressly required by this Agreement or with the written consent of the other parties:

         (i)                      issue or commit to issue any capital stock or
                          other ownership interest in themselves or any Subsidiary, other than pursuant to outstanding options or other rights existing as of the date hereof,

         (ii)                     grant or commit to grant any options,
                          warrants, convertible securities or other rights to subscribe for, purchase or otherwise acquire any shares of theirs or their Subsidiaries' capital stock or other ownership interest,

         (iii)                    declare, set aside, or pay any dividend or
                          distribution with respect to the capital stock or other ownership interest in themselves or any of their Subsidiaries,

         (iv)                     directly or indirectly redeem, purchase or
                          otherwise acquire or commit to acquire any capital stock or other ownership interest in themselves or any of their Subsidiaries,

         (v)                      effect a split or reclassification of any of
                          their capital stock or that of their Subsidiaries or any recapitalization of themselves or a Subsidiary,

         (vi)                     enter into any research and development
                          agreement or other agreement, except with respect to software license agreements and other agreements in the ordinary course of business,

         (vii)                    enter into any employment, consulting or
                          agency agreement or commitment with any person or modify or cancel any such agreement, commitment or contract in effect on the date hereof containing an obligation to pay or accrue more than $75,000 annually (excluding sales commission paid at a rate which is consistent with past practices and is in the ordinary course of business) for any one such person,

         (viii)                   enter into, or modify or cancel, any
                          agreement, contract or commitment relating to capital expenditures,

         (ix)                     except as provided in this Article V, enter
                          into, or modify or cancel, any agreement, contract, indenture or other instrument relating to the borrowing of money or other contracting for indebtedness or the guarantee of any obligation for the borrowing of money or other contracting for indebtedness, or incur additional indebtedness under any existing loan agreement or credit facility except in the ordinary course of business,

         (x)                      enter into, or modify or cancel, any
                          agreement, contract or commitment relating to the disposition or acquisition of any interest in any business enterprise,

         (xi)                     enter into any new line of business, or
                          terminate any existing line of business, or open, or agree to open, or close, or announce the closure of, any facility,

         (xii)                    enter into, or modify or cancel any other
                          agreement, contract or commitment which is not terminable without payment of an amount greater than $100,000 or which agreements, contracts or commitments are not terminable without payment of an amount greater than $250,000 in the aggregate,

         (xiii)                   adopt or amend or waive any conditions under
                          any Employee Plan, except as required by law or as contemplated in this Agreement, or

         (xiv)                    modify, amend, cancel or terminate any
                          material agreement, contract or instrument required to be disclosed under Article III or IV.

         5.2 Notifications of Breach. MSI, Biosym and Corning, as the case may be, shall promptly notify the other of any action or inaction by either of them or any other person which shall render inaccurate in any material respect any of the respective representations and warranties contained herein.

         5.3 Third Party Consents. Corning, Biosym and MSI shall use their respective good faith reasonable efforts to obtain the consent or approval of each third party whose consent or approval is required for the consummation by it of the transactions contemplated hereby.

         5.4 Maintenance of Assets. Biosym and MSI shall cause the assets and property used by each of them in the conduct of their businesses and the businesses of their Subsidiaries (i) to be maintained in usable operating condition, damage by casualty and ordinary wear and tear excepted, and (ii) to be used in the ordinary course of business consistent with past practice.

         5.5 Payment of Certain Expenses. Biosym and Corning shall, prior to the Closing, pay any fees and any estimated fees and disbursements related to the transactions contemplated by this Agreement for which they are respectively obligated.

         5.6 Cooperation; Satisfaction of Conditions. Corning, Biosym, MSI and MSI Acquisition shall (a) give assistance, to the extent within their respective control, to each other in the preparation of required filings and the seeking of required consents in any manner reasonably requested and (b) use their respective best efforts to pursue, to the extent within their respective control, the satisfaction of all other conditions to the consummation of the Merger.

         5.7 Certain Federal Income Tax Reporting. Corning, Biosym and MSI agree to report the Merger as a reorganization under Sections 368(a)(2)(D) of the IRC in all federal income tax returns and reports filed by either of them.

         5.8 Contribution to Biosym Capital. Prior to the Closing Date, pursuant to an agreement dated August 11, 1995, Corning will contribute to Biosym's capital all of the debt and liability for funds and accrued interest thereon furnished to Biosym by Corning, and included as an intercompany loan and accrued interest on the Biosym Financial Statements through the Closing Date.

         5.9 Adjustment for Net Working Capital. Within twenty-five (25) days after the Closing, Corning's internal accountants will prepare and present to MSI and MSI's internal accountants will prepare and present to Corning separate statements (the "Net Working Capital Statement") setting forth the net working capital of Biosym in the case of Corning and MSI in the case of MSI, in each case as of the Closing Date. If within ten (10) days of receipt of the Net Working Capital Statements neither MSI nor Corning provide written notice to the other of any objection to the other's Net Working Capital Statement, the statements shall be deemed accepted by both parties. Corning, if cash must be added to Biosym's net working capital, or MSI if cash must be added to MSI net working capital, shall pay the other party in immediately available funds the difference between the Biosym and the MSI net working capital amounts shown on the Net Working Capital Statements (the "Net Working Capital Adjustment") within fifteen (15) days of receipt of the Net Working Capital Statements. Any notice of written objection to a Net Working Capital Statement made by a party under this Section 5.9 shall be made within ten (10) days of a party's receipt of the other party's Net Working Capital Statement and must specifically state the nature of the objection and its effect on the Net Working Capital Adjustment and on any payment otherwise due hereunder, including any disputed amount otherwise due hereunder. Notwithstanding receipt of any notice objection to a Net Working Capital Statement made in accordance with this
Section 5.9, the party required to make any payment hereunder shall, within the fifteen (15) days from receipt of the other party's Net Working Capital Statement, make so much of that payment to the other party as is not in dispute between the parties as a result of any notice of objection made under this
Section 5.9. As used in this Section 5.9, "net working capital" shall mean current assets less current liabilities derived in the normal course of business, not however including deferred revenues, and in the case of MSI current assets shall include only one half the total of prepayments or advance payments for minimums or future sales made by TMSI or of its Asian-Pacific or Japanese distributors unrecognized as revenue as of the Closing Date and an amount equal to $240,000 recorded as receivables to be received in connection with the Combi Chem Inc. transaction described in the MSI Disclosure Schedule 4.5(c), all as otherwise calculated using GAAP and consistent with the calculation of net working capital for Biosym and MSI shown on Exhibit D hereto as of June 30, 1995. Any disagreement between the parties with the Net Working Capital Statement or the Net Working Capital Adjustment shall be resolved by meetings between the parties and their independent accountants; provided however if such resolution is not reached within thirty (30) days of receipt by a party of written notice of an objection from the other party, the parties hereto shall submit the disagreement to a third firm of independent accountants to be selected by agreement of Corning and MSI which shall render its written opinion solely on the accuracy of the Net Working Capital Adjustment calculation, its conformity with GAAP and the requirements of this section and such opinion shall be conclusive of any dispute between the parties. The cost of such third firm of independent accountants shall be paid by the party who asserts a calculation of the Net Working Capital Adjustment under this Section which is furthest from the amount determined by the third firm of independent accountants in its written opinion. Corning or MSI, as the case may be, shall make payment of any sums (if any) required pursuant to the above described written opinion within ten (10) days of receipt of any such opinion. In addition to the foregoing, Corning shall add to any amount otherwise due from it under this Section 5.9 (or subtract from any amount due to it under this Section 5.9), the amount, if any, Corning is required to pay pursuant to that certain letter agreement of even date concerning certain employee payments. At all times in performing the procedures outlined above including without limitation the preparation of the above described statement or the calculations adjustment and described herein the parties shall cooperate in good faith with one another.

         5.10 Tax Indemnity. Corning shall pay or cause to be paid and hold MSI and MSI Acquisition, their directors, officers and employees harmless for any liability for the payment of any federal, state, local or foreign income tax, penalties, additions to tax and interest payable by Biosym as result of an obligation to contribute under Treasury Regulatory Section 1.1502-6 or similar law or regulation to the payment of taxes, penalties, additions to tax and/or interest determined on a combined or consolidated basis of Corning or any current or former member of Corning's group of corporations filing consolidated returns under the IRC or applicable state or foreign statute or local law, if such payment of taxes, penalties, additions to tax and/or interest resulted solely from the fact that Biosym participated in the filing of such combined and consolidated returns and do not relate to or result from Biosym's income, business, property or operations.

         5.11 ERISA Indemnity. Corning shall pay or cause to be paid and hold MSI and MSI Acquisition, their directors, officers and employees harmless for any liability under ERISA and/or the IRC (including costs incurred with respect to any actions, suits, investigations or proceedings instituted or threatened to be instituted) resulting from any Employee Plan of Corning or any entity (other than Biosym) which together with Corning would be treated as a single employer under Section 414 of the IRC.

         5.12 Post Closing Audit. Within 180 days after the Closing Date, the independent public accountants, selected by MSI and agreed to by Corning, will conduct an audit of Biosym's Financial Statements (including consolidated balance sheets, statements of income, statements of cash flows) for year ended December 30, 1994 and that portion of 1995 ending on the Closing Date. MSI and Biosym will cooperate in such audit and make personnel reasonably available for such purposes. Corning will use reasonable efforts to minimize the time and attention required by Biosym and MSI management on the audit. Corning will bear all fees and expenses of any Corning personnel assigned to provide assistance to such accountants and of such accountants up to $70,000.

         5.13 Further Assurances. MSI has caused certain of the MSI Shareholders representing at least 65% of the outstanding shares of common stock of MSI to execute the attached letter agreement in Exhibit E hereto setting forth their approval of the Merger in the event that Biosym and Corning comply with the terms and conditions of this Agreement.

                       ARTICLE VI.  Conditions of Merger

         6.1 Conditions of Obligations of MSI. The obligations of MSI to consummate the Merger are subject to the fulfillment or satisfaction on and as of the Closing Date, of each of the following conditions (any one or more of which may be waived by MSI, but only in a writing signed by the president of MSI or one of its vice presidents):

         (a) Representations and Warranties of Corning and Biosym to be True; Performance by Corning and Biosym. The representations and warranties of Corning and Biosym contained in Article III shall be true and correct at the Closing Date with the same effect as though made at such time, except insofar as such representations and warranties are given as of a particular date, or except to the extent waived hereunder or affected by the transactions contemplated or permitted herein; provided, however, that any inaccuracy of a representation or warranty, on the date hereof or on the Closing Date, shall not result in the non-satisfaction of this Section 6.1(a) unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, constitute facts or circumstances having or which could reasonably be expected to have a Material Adverse Effect on Biosym or (ii) are willful and intentional representations that constitute common law fraud. For purposes of this Agreement, a "Material Adverse Effect," with respect to any person or entity, means a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities) or results of operations of such person or entity and its subsidiaries, taken as a whole. Corning and Biosym shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and Corning and Biosym shall have delivered to MSI a certificate in form and substance satisfactory to MSI, dated the Closing Date and signed by the respective Presidents or Vice Presidents to the knowledge of such individual officers after due inquiry, to all such effects.

         (b) No Legal Proceedings. No injunction shall have been obtained, and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to investigate, challenge, restrain or prohibit the consummation of the transactions contemplated hereby or involving a claim that the consummation of the transactions contemplated hereby would result in a violation of any law, decree or regulation of any government or agency thereof having jurisdiction.

         (c) Statutory Requirements and Biosym Shareholder Approval. All statutory requirements for the valid consummation by Biosym and of the transactions contemplated by this Agreement shall have been fulfilled, including without limitation any required Biosym shareholder approval; all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities, required to be obtained in order to permit consummation by Biosym and MSI of the transactions contemplated by this Agreement and to permit the businesses presently carried on by Biosym to continue substantially unimpaired immediately following the Closing Date, shall have been obtained and shall be in full force and effect.

         (d) Third Party Consents. All consents and approvals of the parties listed in Biosym Disclosure Schedule ____ shall have been obtained, including without limitation the landlord's consent or waiver of consent for the assignment of Biosym's lease of real property at 9685 Scranton Road, San Diego, California.

         (e) Opinion of Counsel for Biosym. MSI shall have received from Vincent P. Hatton, Assistant General Counsel of Corning, an opinion, dated the Closing Date, substantially in form attached hereto as Exhibit F. In rendering such opinion such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon opinions of local counsel, reasonably satisfactory to MSI as to matters of law and, as to matters of fact, upon certificates of public officials and of any officer or officers of Biosym provided the extent of such reliance is specified in such opinion.

         (f) Resignations of Biosym Directors. Biosym shall have delivered to MSI resignations of its Directors effective as of the Closing Date.

         (g) Share Certificates. Tender of share certificates for all outstanding stock of Biosym.

         (h) Shareholders Agreement. Corning shall have executed and delivered the Shareholders Agreement between Corning, MSI and certain MSI shareholders listed in Schedule 4.1(n), substantially in the form of Exhibit G hereto (the "Shareholders Agreement").

         (i) Credit Facility. Execution of a revolving credit and loan agreement in substantially the form of Exhibit H hereto.

         (j) Contribution of Debt. Biosym shall have provided evidence that the debt described in Section 5.8 was contributed to the capital of Biosym.

         (k) Tax Opinion. MSI shall have received the opinion of Brobeck, Phleger & Harrison stating that the Merger and the transactions contemplated hereby constitute a business reorganization under that Section 368 of the IRC.

         (l) Certified Resolutions. Corning and Biosym shall have delivered to MSI true and complete copies of the resolutions or actions by written consent of their respective Boards of Directors and the stockholder of Biosym pursuant to which the execution and consummation of this Agreement were duly and validly authorized, certified by the respective Secretaries or Assistant Secretaries to be in full force and effect as of the Closing Date.

         6.2 Conditions of Obligations of Biosym. The obligations of Biosym and Corning to consummate the Merger are subject to the fulfillment or satisfaction, on and as of the Closing Date, of each of the following conditions (any one or more of which may be waived by Biosym and Corning, but only in a writing signed by the president of Biosym and Corning or one of their respective vice presidents):

         (a) Representations and Warranties of MSI and MSI Acquisition to be True; Performance by MSI and MSI Acquisition. The representations and warranties of MSI contained in Article IV shall be true and correct at the Closing Date with the same effect as though made at such time, except insofar as such representations and warranties are given as of a particular date or except to the extent waived hereunder or affected by the transactions contemplated or permitted herein; provided, however, that any inaccuracy of a representation or warranty, on the date hereof or on the Closing Date, shall not result in the non-satisfaction of this Section 6.2(a) unless any such inaccuracy or inaccuracies, either (i) individually or in the aggregate, constitute facts or circumstances having or which could reasonably be expected to have a Material Adverse Effect on MSI, or
(ii) are willful and intentional misrepresentations that constitute common law fraud. For purposes of this Agreement, a "Material Adverse Effect", with respect to any person or entity, means a material adverse effect on the condition (financial or otherwise), business, properties, assets, liabilities (including contingent liabilities) or results of operations of such person or entity and its subsidiaries, taken as a whole. MSI shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date; and MSI shall have delivered to Biosym a certificate in form and substance satisfactory to Biosym, dated the Closing Date and signed by MSI's President or one of its Vice Presidents to the knowledge of such officer after due inquiry, to all such effects.

         (b) No Legal Proceedings. No injunction shall have been obtained, or no suit, action or other proceedings shall be pending before any court or governmental agency in which it is sought to investigate, challenge, restrain or prohibit the consummation of the transactions contemplated hereby, or in which it is sought to obtain damages in connection therewith, or involving a claim that the consummation of the transactions contemplated hereby would result in a violation of any law, decree or regulation of any government or agency thereof having jurisdiction.

         (c) Statutory Requirements and MSI Shareholder Approval. All statutory requirements for the valid consummation by MSI of the transactions contemplated by this Agreement shall have been fulfilled, including without limitation any required MSI Shareholder approval; all authorizations, consents and approvals of all federal, state and local governmental agencies and authorities required to be obtained in order to permit consummation by Biosym and MSI of the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         (d) Third Party Consents. All consents and approvals of the parties listed in the MSI Disclosure Schedule ____, shall have been obtained.

         (e) Opinion of Counsel for MSI. Biosym shall have received from Thomas Carney, Corporate Counsel of MSI, an opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit I. In rendering such opinion such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon opinions of local counsel reasonably satisfactory to Biosym as to matters of law and, as to matters of fact, upon certificates of public officials and of any officer or officers of MSI, provided the extent of such reliance is specified in the opinion.

         (f) Tax Opinion. Corning and Biosym shall have received the opinion of Brobeck, Phleger & Harrison stating that the Merger and the transactions contemplated hereby constitute a business reorganization under
Section 368 of the IRC.

         (g) Shareholders Agreement. Execution and delivery of the Shareholders Agreement by MSI and certain MSI Shareholders.

         (h) Share Certificates. Tender of share certificates for 5,776,558 shares of MSI Common Stock and for 1,467,825 shares of MSI Non-Voting Convertible Stock.

         (i) Certified Resolutions. MSI and MSI Acquisition shall have delivered to Corning true and complete copies of the resolutions or actions by written consent of their respective Board of Directors and the shareholder of MSI Acquisition pursuant to which the execution and consummation of this Agreement were duly and validly authorized, certified by their respective Secretaries or Assistant Secretaries to be in full force and effect as of the Closing Date.

         (j) Restated Certificate of Incorporation. MSI shall have adopted a Restated Certificate of Incorporation concerning the MSI Common Stock and MSI Convertible Stock substantially as sent to MSI shareholders for approval on August 2, 1995.

     ARTICLE VII.  Termination of Obligations and Waivers of Conditions;
                             Payment of Expenses

         7.1 Termination of Agreement and Abandonment of Merger. Anything herein to the contrary notwithstanding, this Agreement and the Merger contemplated hereby may be terminated as follows, and in no other manner:

         (a) Mutual Consent. At any time before the Closing Date by mutual written consent of Biosym and MSI;

         (b) Expiration Date. By either MSI or Biosym on written notice if the Closing shall not have occurred by August 18, 1995 (which date may be extended by mutual written agreement of MSI and Biosym); or

         (c) Unilateral. By either party in the event it is not in material breach of its obligations under this Agreement (the "Non-Breaching Party"), and if there has been a breach by the other party (the "Breaching Party") of (a) any of its representations and warranties hereunder such that
Section 6.1(a) (in the case of Biosym and Corning) and Section 6.2(a) (in the case of MSI) will not be satisfied or (b) any of their respective covenants or agreements contained in this Agreement such that Section 6.1(a) (in the case of Biosym and Corning) and Section 6.2(a) (in the case of MSI and MSI Acquisition) will not be satisfied, and, in both case (a) and case (b), such breach, if capable of being cured, has not been cured at no material additional cost to the Non-Breaching Party within ten (10) days (but in no event later than the Effective Date) after written notice to the Breaching Party.

         7.2 Effect of Termination. In the event that this Agreement shall be terminated pursuant to Section 7.1, all obligations of the parties hereto under this Agreement shall terminate (except those under Sections 5.1(a) concerning the return of information and 7.3 concerning payment of expenses and under the Confidentiality Agreement dated February 27,, 1995 between Biosym and MSI, which shall survive termination) and there shall be no liability of any party to another (except by reason of a default hereunder which has not been waived).

         7.3 Payment of Expenses. If the Merger does not close, each of the parties hereto will pay all of its own costs and expenses incident to their respective negotiation and preparation of this Agreement and to their performance of and compliance with all agreements and conditions contained herein or therein on their part to be performed or complied with, including the fees, expenses and disbursements of counsel and auditors. In addition, Corning shall pay all legal fees incurred by Biosym in connection with the consummation of the Merger.

                          ARTICLE VIII.  Miscellaneous

         8.1 Amendments. This Agreement and any Exhibit attached hereto may be amended at any time by an instrument in writing signed respectively by an authorized officer of, or individually by, each of the parties hereto, making reference to this Agreement and expressing the plan or intention to amend or modify it.

         8.2 Further Instruments and Actions. Each party shall execute and deliver such instruments and take such other action as shall be reasonably required, or as shall be reasonably requested by any other party, in order to carry out all transactions, agreements and covenants contemplated in this Agreement, at or prior to the Closing Date.

         8.3     Survival and Limitation of Representations and Warranties.
All claims under the respective representations and warranties of MSI and Biosym contained herein and in any instrument delivered by them hereunder shall be made no later than twelve (12) months after the Closing Date, except that claims in connection with representations and warranties in Sections 3.6 or 4.6 may be made not later than the applicable statute of limitations for the underlying tax liabilities described therein. The respective representations, warranties and covenants of MSI and Biosym in this Agreement shall expire and be terminated and extinguished twelve (12) months after the Closing Date; provided however, the obligations of Corning under Sections 5.10 and 5.11 shall survive for the relevant statutory period.

         (b) No claim for damages arising out of any breach of the representations and warranties in Article III or IV shall be made unless it is brought in good faith and in the aggregate the damage or loss for all such breaches is in excess of $250,000. All claims arising out of breach of the representations and warranties in Article III may be set off against claims arising out of a breach of the representations and warranties of Article IV and claims arising out of a breach of the representations and warranties in Article IV may be set off against claims arising out of breach of the representations and warranties of Article III.

         8.4 Arbitration. All disputes arising in connection with this Agreement, the Merger or transactions contemplated herein, excluding however disagreements described in Section 5.11 between the parties which are not resolved by means of direct negotiations between them shall be finally settled by arbitration in accordance with this Section 8.4. The arbitration shall be held in or around Chicago, Illinois and shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (AAA) by three arbitrators, appointed by consent of Corning and MSI, which consent shall not be unreasonably withheld or delayed. If the parties cannot agree upon the arbitrators, either may apply to the AAA to appoint the arbitrators. The arbitrators shall resolve the dispute within 60 days after the dispute is submitted to them but shall not be empowered to award exemplary or punitive damages. Any decision by the arbitrators shall be binding upon the parties and may be entered as a final judgment in any court having jurisdiction. The cost of any arbitration proceeding shall be borne by the parties as the arbitrators shall determine if the parties have not otherwise agreed. The arbitrators shall render their final decision in writing to the parties, which decision shall explain the reasons therefor.

         8.5 Publicity. MSI and Biosym agree that all press releases, announcements and other publicity concerning this Agreement shall be subject to the prior approval by both of them except to the extent required by law or applicable regulation.

         8.6 Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the substantive laws of the State of Delaware.

         8.7 Notices. Any notices or other communications required or permitted thereunder shall be sufficiently given if hand delivered or sent by registered mail or certified mail, postage prepaid, or by overnight courier or delivery service addressed, if to Biosym: c/o Corning Incorporated, One Riverfront Plaza, Corning, New York 14831, Attention: Secretary, cc: General Counsel, and if to MSI: Molecular Simulations Inc., 16 New England Executive Park, Burlington, Massachusetts 01803-5297, Attention: President, cc:
Corporate Counsel, or such other address as shall be furnished in writing by any of the parties, and any such notice or communication shall be deemed to have been given as of the date so mailed (except that a notice of change of address shall not be deemed to have been given until received by the addressee).

         8.8 No Assignment. This Agreement may not be assigned, by operation of law or otherwise, and any attempt to do so shall be null and void.

         8.9 Headings. The descriptive headings of the several Articles, Sections and paragraphs of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

         8.10 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

         8.11 Waiver. Any failure of either party to insist upon performance of any provision of this Agreement shall not constitute a waiver of performance of the same obligation at a different time or any other right which such party may have under this Agreement.

         8.12 Severability. If any provision of this Agreement, or the application thereof, shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances shall continue in full force and effect and in no way be affected, impaired or invalidated.

         8.13 Entire Agreement, Modification and Interpretation. This Agreement, including the Schedules and Exhibits attached hereto and the documents referred to herein, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, writings or letters of intent with respect to such subject matter. This Agreement may not be amended, modified or waived except by a subsequent written agreement duly signed by the authorized representatives of the parties hereto. No principle of construction or interpretation shall be applied to construe this Agreement or any part of it against the party which drafted the Agreement.

         IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                             MOLECULAR SIMULATIONS INC.


                                             By: /s/ Molecular Simulations Inc.
                                                 ------------------------------



                                             MSI ACQUISITION INC.


                                             By: /s/ MSI Acquisition Inc.
                                                 ------------------------------



                                             BIOSYM TECHNOLOGIES, INC.


                                             By: /s/ Biosym Technologies, Inc.
                                                 ------------------------------



                                             CORNING INCORPORATED


                                             By: /s/ Corning Incorporated
                                                 -------------------------------